EXHIBIT 1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
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The Board of Directors
Ambac Assurance Corporation:

We consent to the incorporation by reference into the registration statement (No. 333-112237) of Argent Securities Inc. (the "Registrant"), and in the Prospectus Supplement of the Registrant (the "Prospectus Supplement"), via the Form 8-K of the Registrant dated February 27, 2004, of our report dated January 21, 2003 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 28, 2003, as amended by Amendment No. 1 on Form 10-K/A of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on November 19, 2003, and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.



/s/ KPMG LLP
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KPMG LLP
New York, New York
February 27, 2004